Exhibit 21
                         Exhibit 21




  Significant Subsidiaries of Registrant as of December 31,
                            1995

Significant Subsidiaries           Incorporated In

Grumman Corporation                New York

Grumman Aerospace Corporation      New York



Note:                              The other subsidiaries of
the Registrant are not "significant subsidiaries", as defined by Rule 1.02 of Regulation S-X, and therefore are not listed herein.